UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

Penwest Pharmaceuticals Co.

(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2005, the Compensation Committee of the Board of Directors of Penwest Pharmaceuticals Co. (the “Company”) approved, as set forth in the table below:

•	the annual base salaries for each of the Company’s executive officers set forth below effective March 1, 2005;

•	the payment of cash bonus awards to each of the Company’s executive officers set forth below for the fiscal year ended December 31, 2004; and

•	the grant of options to purchase shares of common stock to each of the Company’s executive officers set forth below.

	2005 Salary	2004 Bonus	Stock Options
Thomas Sciascia	$265,000	$44,625	35,000
Alan Joslyn	255,000	50,820	35,000
Jennifer Good	250,000	49,140	45,000
Fred Banti	214,000	36,050	20,000
Anand Baichwal	194,000	38,283	20,000

Each of the options to purchase shares of the Company’s common stock (1) was granted pursuant to the Company’s 1997 Equity Incentive Plan, (2) has an exercise price of $10.35 per share and (3) vests annually over four years. The vesting of these options will be automatically accelerated upon the occurrence of specified events in connection with a change in control of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: February 23, 2005	By:	/s/ Jennifer L. Good
Jennifer L. Good
Senior Vice President, Finance and Chief Financial Officer